Securities & Exchange Commission
Washington, D.C. 20549

Form 8-K/A
(Amendment to report filed on June 3, 1997)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934.

Date of report: October 1, 1997

Lotus Pacific, Inc.
(Exact name of registrant as specified in its charter)

Delaware
State of Organization

33-3272-W
Commission File Number Employer

52-1947160
Identification Number

200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
Address of Principal Executive Office

(908) 885-1750
Registrant's Telephone Number, Including Area Code


Item 1. Change in Control of Registrant

Effective as of May 30, 1997, the registrant elected Jeremy
Wang as a director to the board. Jeremy Wang, 42, is a director of Evenew International Ltd. In the past ten years, he worked at AT&T Bell Laboratories and Merck & Co. designing hardware and software system. He held various responsibilities in system engineering, development and product management in the telecommunications industry. Jeremy Wang graduated from University of Virginia majoring Chemical Engineering with an MS and from New Jersey Institute of Technology majoring computer science with an MS.

Item 2.  Acquisition of Assets.

Effective as of June 3, 1997, Regent Electronics Corp. (hereinafter "Regent"), a wholly owned subsidiary of the registrant, entered into a Purchase Agreement with Rightiming Electronics Corp., a New Jersey based high-tech company, to acquire certain technology related assets and rights for an aggregate consideration of US $5,000,000 (five million US dollars) and 8,000,000 (eight million) shares of Common Stock of Regent Electronics Corp.

The acquired assets include all Commodore-Amiga's patents, licenses, trademarks, and copyrights to be registered and used in China, Taiwan, Hong Kong, Macao and the bordering countries between China and the former Soviet Union, and a series of multimedia electronic products including Wonder TV A-6000, Wonder TV A-6030 and Work Station A-5800. These multimedia electronic products feature an all-in-one box system, combining functions of a multimedia personal computer, a facsimile capability, a Karaoke machine, an Internet box, a CD player, a VCD player and an electronic game machine. Patents for these multimedia related products are pending in China.

The acquisition decision, by the management of the registrant, is to purchase a product similar to Web-TV and market it in China and other Asian countries.

Funds used to make this acquisition are provided by Lotus
Pacific, Inc. These funds were recently raised in private placement transactions by Lotus Pacific, Inc.

As of June 3, 1997, Regent Electronics Corp. has 26,000,000 shares of common stock outstanding , of which 18,000,000 shares are owned by Lotus Pacific, Inc. and the other 8,000,000 shares are issued to Rightiming Electronics Corp. as a result of this acquisition.

All matters referred to were approved by the written consent of a majority in interest of the holders of the Corporation's outstanding shares of common stock.

Item 6.  Resignation of Directors

Effective as of May 30, 1997, Cheng Wang resigned from the board of directors for personal reasons.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial statements of business acquired.  None.

(b)  Pro forma financial statement.

A pro forma financial statement giving effect to the acquisition of Rightiming's certain assets and rights as though it had occurred at May 31, 1997, is attached hereto.



Lotus Pacific, Inc. and Subsidiaries
Condensed Pro Forma Balance Sheet
May 31, 1997
(Unaudited)

The following condensed proforma consolidated the balance sheet of Lotus Pacific,Inc. and its 70% owned subsidiary Regent Electronics Corp. giving effect to the acquisition of Rightiming's certain assets and rights as though it had occurred at May 31, 1997.

On June 3, 1997, the Company acquired, through its wholly owned subsidiary Regent Electronics Corp., certain Commodore/Amiga technology related assets and rights from Rightiming Electronics Corp.
The aggregate consideration was $ 5.0 million cash plus 8 million shares of common stock of Regent Electronics
Corp. As a result of the transaction, the Company reduced its equity interest in Regent Electronics Corp. from 100% to 70%, and Rightiming Electronics owns the remaining 30%. These proforma condensed combined financial statements are not necessarily indicative of the condensed combined results of operation which may have in the future.


                                         Pro Forma       Pro Forma
                      Historic Data      Adjustments     Statements

Balance Sheet

Assets
Current Assets
  Cash                   $1,139,491       (700,000)      $439,491
  Other Receivable        4,301,700     (4,300,000)        $1,700
   Total Current Assets   5,441,191     (5,000,000)      $441,191

Investment (Richtime)       600,000                      $600,000

Property and Equipment
  Equipment, net              1,208      1,563,486     $1,564,694

Intangible Assets, net                   5,781,520     $5,781,520

Total Assets              6,042,399                    $8,387,405
Liabilities & Stockholders' Equity
Current Liabilities
  Account Payable            32,179                       $32,179
  Total Current Liabilities  32,179                       $32,179
Minority Interest in equity of
  consolidated subsidiaries              2,400,000      2,400,000
Stockholders' Equity
  Common Stock               40,737                        40,737
  Series A Preferred Stock        4                             4
  Additional Paid-in Capital 6,188,348                  6,188,348
  Retained Earnings        (533,612)                     (533,612)
  Net income                314,743        (54,994)       259,749

Total Stockholders' Equity  6,010,220                   5,955,226

Total Liabilities &
  Stockholders' Equity     $6,042,399                   8,387,405




Lotus Pacific, Inc. and Subsidiaries
Narrative - Condensed Pro Forma Statements of Operations
(Unaudited)

Due to the fact that Regent Electronics Corp. was set up in January 1997 and did not have business operation until June 1997 when this reported transaction was made, and that the current revenues and operations of Lotus are immaterial to the revenues and operations of Regent Electronics, no proforma statement of operations has been presented



Lotus Pacific, Inc. and Subsidiaries
Notes to Proforma Condensed Financial Statements

Lotus Pacific, Inc. (Lotus ), was incorporated under the laws of the State of Delaware on June 25, 1985. In April 1987, the Company completed a public offering of securities registered on Form 3-18 with the Securities and Exchange Commission. In September 1994, the Company completed a transaction wherein it sold 7,000,000 shares of its common stock (after giving effect to a 1 for 50 reverse stock split) for $7,000, and sold 4,300 shares of Series A Preferred Stock for $43,000. In the same month, the Company changed its name from Quatech, Inc. to Lotus Pacific, Inc. In September 1995, the Company entered into a Stock Exchange Agreement wherein it acquired a 70% equity interest in Shanghai Union Auto-Bicycle
Co., Ltd. ("Shanghai Union"), a company located in Shanghai, China.
In June 1996, the registrant entered into a second Stock Exchange Agreement wherein it exchanged the 70% equity interest in Shanghai
Union with a Hong Kong company for 112,000 shares of common stock of Rightiming Electronics Corp., a Delaware corporation. In May 6, 1997, the registrant sold the 112,000 shares of Common Stock of Rightiming Electronics Corporation for US $571,200. In January 1997, the Company set up two wholly owned subsidiaries, Richtime Far East Ltd. in Hong Kong. and Regent Electronics Corp. in the State of Delaware.

Regent Electronics Corp. was incorporated in the State of Delaware in January 1997 by the Company to pursue business opportunities in high tech industries in the Far East. In June, 1997, the management of the Company decided to raise and inject capital to Regent Electronics Corp. in order to acquire Amiga-based, multimedia technology related assets and rights from Rightiming Electronics Corp., a NJ-based high-tech company, for an aggregate consideration of US $5 million plus 8 million shares of Common Stock of Regent Electronics Corp. As a result, the Company owns 70% equity interest in Regent Electronics giving 30% to Rightiming Electronics.


(c) Exhibit. The following exhibit, Letter to Shareholders dated June 3, 1997, relating to the acquisition of Rightiming's certain assets and rights, are filed herewith.



Lotus Pacific, Inc.
200 Centennial Avenue, Suite 201
Piscataway, New Jersey 08854
(908) 885-1750

June 3, 1997

LETTER TO SHAREHOLDERS

Dear Shareholders:

We are pleased to announce that as of June 3, 1997, Regent Electronics Corp., a wholly owned subsidiary of the Company, completed the acquisition of certain technology related assets and rights which were previously owned by Rightiming Electronics Corp. for an aggregate consideration of US $5,000,000 (five million US dollars) plus 8,000,000 (eight million) shares of common stock of Regent Electronics Corp.

The acquired assets include all Commodore-Amiga's patents, licenses, trademarks, and copyrights, and a series of multimedia electronic products including Wonder TV A-6000, Wonder TV A-6030 and Work Station A-5800. These multimedia electronic products feature an all-in-one box system, combining functions of a multimedia personal computer, a facsimile capability, a Karaoke machine, an Internet box, a CD player, a VCD player and an electronic game machine.

The acquisition decision, by the management of the registrant, is to purchase a product similar to Web-TV and market it in China and other Asian countries.

All matters referred to herein have been approved by the written consent of a majority of holders of the Corporation's outstanding shares of common stock.

 We appreciate your continuing support and interest, and we believe that this positive step is in the right direction for the Corporation and its shareholders.

Sincerely,

Lotus Pacific, Inc.

/S/
James Yao
Chairman and President


SIGNATURE

Pursuant to the requirements of the Securities & Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


Lotus Pacific, Inc.

/S/
James Yao,  President


Dated:  October 1, 1997